UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/24/2008

QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428
(Address of principal executive offices, including zip code)

610-832-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2008, Mr. Michael F. Barry was elected as a Class I Director by the Board of Directors of Quaker Chemical Corporation (the "Corporation"), effective October 4, 2008. As previously announced, Mr. Barry will succeed Mr. Ronald J. Naples as President and Chief Executive Officer of the Corporation, upon Mr. Naples' retirement from this position on October 3, 2008.

Based on the Board's adopted independence standards set forth in the Corporation's Corporate Governance Guidelines, Mr. Barry is not an independent director because he is an executive officer of the Corporation. No additional compensation shall be paid to Mr. Barry as a result of his election to the Board nor has he been appointed as a member of any of the standing committees of the Board.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 24, 2008, the Corporation's Board of Directors amended Sections 4.2 and 4.3 of the Corporation's By-laws to reflect changes necessitated by the CEO transition announced previously, specifically separating the duties of the Chairman and the President of the Corporation. The amendments are effective on October 4, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: September 29, 2008	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President, Secretary and General Counsel